UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 21, 2009

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On August 21, 2009, TIBCO Software Inc., a Delaware corporation (“TIBCO”) acquired DataSynapse, Inc., a Delaware corporation and a provider of enterprise grid and cloud computing software (“DataSynapse”), in a cash transaction valued at approximately $27.7 million, of which approximately $13.3 million was paid to satisfy certain of DataSynapse’s existing debt obligations. Pursuant to the terms of that certain Agreement and Plan of Merger (“Merger Agreement”) dated August 21, 2009 by and among TIBCO, Touchdown Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of TIBCO (“Merger Subsidiary”), DataSynapse and certain other parties listed on Annex 1 to the Merger Agreement, the Merger Subsidiary merged with and into DataSynapse, resulting in DataSynapse becoming a wholly-owned subsidiary of TIBCO.

At the effective time of the merger and as a result of the merger, each then outstanding share of DataSynapse capital stock was cancelled and converted into the right to receive an amount in cash (without interest) applicable to such then outstanding share as set forth in the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement.

Of the merger consideration, $4.25 million was placed into an escrow fund to secure indemnity obligations of certain DataSynapse stockholders pursuant to the Merger Agreement.

The terms of the merger are more fully described in the Merger Agreement filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference in its entirety.

Item 8.01. Other Events

On August 24, 2009, TIBCO issued a press release announcing its acquisition of DataSynapse pursuant to the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The financial statements required to be filed pursuant to Item 9.01(a) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial information required to be filed pursuant to Item 9.01(b) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among TIBCO Software Inc., Touchdown Acquisition Corporation, DataSynapse, Inc., the Persons listed on Annex 1, Bain Capital Venture Fund 2001, L.P., as Stockholder Representative and U.S. Bank, National Association, as Escrow Agent, dated as of August 21, 2009

99.1	Press Release of TIBCO Software Inc. dated August 24, 2009*

*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: August 24, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among TIBCO Software Inc., Touchdown Acquisition Corporation, DataSynapse, Inc., the Persons listed on Annex 1, Bain Capital Venture Fund 2001, L.P., as Stockholder Representative and U.S. Bank, National Association, as Escrow Agent, dated as of August 21, 2009

99.1	Press Release of TIBCO Software Inc. dated August 24, 2009*

*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.